UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 1.01 Entry Into A Material Definitive Agreement

On January 28, 2009 mPhase Technologies, Inc. signed a contract with EaglePicher Technologies, LLC, C & Porter Streets, Joplin, Missouri 64801 to manufacture the AlwaysReady Emergency Battery for the premium version of the AlwaysReady Emergency Flashlight. The battery contains a breakable barrier that separates the solid electrodes from the liquid electrolyte until the battery is manually activated. Unlike traditional batteries, the mPhase battery remains in an inert state with no leakage or self-discharge until activation. The mPhase battery is designed to have an almost infinite shelf life making it ideal for emergency lighting applications.

The premium flashlight will be marketed as an accessory for automobile roadside emergency kits and is being designed by Porsche Design Gesellschaft m.b.H., Flugplatzstrasse 29, A,S700 Zell am See. Austria.

Founded in Ohio in 1843, Eagle Pitcher Corporation has been significant in major technological developments such as the introduction of the transistor, in conjunction with Bell Labs in 1947 as well as batteries used in the U.S. space program and other advanced critical mission applications. Active in battery development since 1922, Eagle Picher Technologies has the most experience and broadest capability in battery electrochemistry of any battery supplier and has over 50 years of experience in reserve battery development for military and aerospace programs.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Porsche Design Studio Emergency Flashlight Reserve Battery
99.2	mPhase Contracts EaglePicher to Manufacture Reserve Battery for AlwaysReady Emergency Flashlight

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: January 30, 2009